Exhibit 10.13
HUBBELL INCORPORATED
RESTRICTED STOCK AWARD AGREEMENT

Hubbell Incorporated 2005 Incentive Award Plan	Name: David G. Nord

Address:
Grant: 23,890 shares of Class B Common Stock, par value $0.01 per share (the “Restricted Stock”)
Taxpayer Identification Number:

Grant Date: September 19, 2005	Signature:	/s/David G. Nord

David G. Nord
Effective on the Grant Date you have been granted the Restricted Stock of Hubbell Incorporated (the “Company”), in accordance with the provisions of the Hubbell Incorporated 2005 Incentive Award Plan (the “Plan”) and subject to the restrictions, terms and conditions set forth herein.
Until vested, the Restricted Stock shall be subject to forfeiture and cancellation in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Service”).
Until vested, the Restricted Stock or any right or interest therein or part thereof shall not be subject to: (i) disposition by pledge, encumbrance, hypothecation to or in favor of any party other than the Company or a Subsidiary, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided the Restricted Stock may be assigned, transferred or disposed of upon death pursuant to the laws of descent and distribution; or (ii) any lien, obligation, or liability to any other party other than the Company or a Subsidiary.
The Restricted Stock will vest and no longer be subject to the restrictions and forfeiture under this Agreement in one-third increments on each anniversary of the Grant Date. Notwithstanding the foregoing, the Restricted Stock shall be fully vested upon (i) your Termination of Service by reason of death or (ii) a Change of Control. Additionally, if your employment is terminated without cause or you terminate your employment for good reason prior to the second anniversary of the Grant Date, you will be two-thirds vested in the Restricted Stock on such date of termination. For this purpose, “cause” and “good reason” shall have the meaning set forth in your offer of employment dated August 24, 2005.
You will be entitled to all dividends paid with respect to the Restricted Stock. You are entitled to vote all shares of Restricted Stock.

The Company shall cause the Restricted Stock to either (i) be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of the Participant or (ii) held in book entry form promptly upon execution of this Agreement. If a stock certificate is issued, it shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified above, or such Restricted Stock is forfeited. If issued, each such certificate will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT DATED SEPTEMBER 19 , 2005, ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND HUBBELL INCORPORATED. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF HUBBELL INCORPORATED, 584 DERBY MILFORD RD., ORANGE, CT 06477-4024.
Following the vesting of any of your Restricted Stock, the Company will cause to be issued and delivered to you a certificate evidencing such Restricted Stock, free of the legend provided above.
The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising from this Restricted Stock Award. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of your Restricted Stock otherwise to be delivered with a fair market value equal to the minimum amount of the tax withholding obligation; (ii) surrendering to the Company previously owned shares with a fair market value equal to the minimum amount of the tax withholding obligation; (iii) withholding from other cash compensation; or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which the Participant is prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i).
Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant the right to continue in the employ or service of the Company or any Subsidiary.
This Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of a Restricted Stock Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future awards of Restricted Stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

HUBBELL INCORPORATED

By:	/s/Richard W. Davies

Richard W. Davies
Its: Vice President, General Counsel and Secretary